Exhibit 5.1

ATTORNEYS AT LAW One INDEPENDENT DRIVE JACKSONVILLE, FLORIDA 32202 904.359.2000 TEL 904.359.8700 FAX www.foley.com CLIENT/MATTER NUMBER 045952-0305

November 4, 2025

22nd Century Group, Inc.

321 Farmington Road

Mocksville, North Carolina

Ladies and Gentlemen:

We have acted as counsel to 22nd Century Group, Inc., a Nevada corporation (the “Company”), in connection with the Company’s issuance and sale, through or to Needham & Company, LLC (the “Sales Agent”), of up to $25,000,000 of shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to (i) that certain Sales Agreement, dated November 4, 2025 (the “Sales Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3 (File No. 333-270473), filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2023 and declared effective on March 31, 2023 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the final prospectus supplement dated November 4, 2025 (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Sales Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended, (iv) the Amended and Restated Bylaws of the Company, as amended and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Sales Agreement and the execution and delivery of the Sales Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed all electronic and manual signatures on all documents reviewed by us (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems) are genuine signatures of the purported signatories, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of Title 7 of the Nevada Revised Statutes, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Shares pursuant to the terms of the Sales Agreement and the receipt by the Company of the consideration for the Shares pursuant to the terms of the Sales Agreement, the Shares will be validly issued, fully paid, and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP